Exhibit 99.1
Granite Ridge Resources, Inc. Reports Fourth Quarter and Full-Year 2023 Results
and Provides Outlook for 2024

Dallas, Texas, March 7, 2024 – Granite Ridge Resources, Inc. (NYSE: GRNT) (“Granite Ridge” or the “Company”) today reported financial and operating results for the fourth quarter and full-year 2023 and provided initial guidance for 2024.

Fourth Quarter 2023 Highlights

•Grew production 18% to 26,034 barrels of oil equivalent (“Boe”) per day (47% oil) versus the prior year quarter
•Reported net income of $17.5 million, or $0.13 per share and Adjusted Net Income (non-GAAP) of $26.4 million, or $0.20 per share
•Generated $81.8 million of Adjusted EBITDAX (non-GAAP)
•Deployed $78.4 million of capital
•Placed 80 gross (4.60 net) wells online
•Declared dividend of $0.11 per share of common stock of the Company
•Completed the sale of certain Permian Basin assets to Vital Energy, Inc. (NYSE: VTLE)
•Ended 2023 with $140.1 million of liquidity

See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measures.

Luke Brandenberg, President and CEO of Granite Ridge, commented, “We were pleased to end fourth quarter and full year 2023 with an average daily production increase of 18% and 23%, respectively. We also posted a year-over-year increase in proved reserves of 6%. This was a direct result of our successful multi-pronged strategy as we thoughtfully grow the business, and I want to thank our full team for their hard work and dedication as we continue to execute on additional opportunities to further enhance our asset base. We continued these efforts in the fourth quarter of 2023 with the closing of ten unique transactions, including two Haynesville acquisitions alongside an existing operating partner for a combined $24 million and two transactions with a Strategic Partner in the Delaware Basin including aggregate inventory of 1.9 net locations, acquisition cost of $3 million, and estimated future development cost of $18 million. While we are typically a buyer of assets, we are always looking for opportunities to redeploy capital at attractive valuations. As such, sometimes it makes sense to divest. This occurred in the fourth quarter with our sale of certain Permian Basin assets to Vital Energy for consideration that included common shares and preferred securities.”

Mr. Brandenberg concluded, “Looking forward, we continue to see a lot of runway in front of us. This view supports our 2024 guidance of an increase of approximately 7% in production at the midpoint from 2023 levels, after adjusting for the divestiture of the assets to Vital. We look forward to keeping everyone apprised of our progress as we continue to execute our proven growth strategy and support our shareholders through our ongoing quarterly cash dividend payment program.”

Fourth Quarter 2023 Summary

Oil production for the quarter totaled 12,280 barrels (“Bbls”) per day, a 8% increase from the prior year quarter. Natural gas production for the quarter totaled 82,525 thousand cubic feet of natural gas (“Mcf”) per day, a 29% increase from the prior year quarter. The Company’s total production for the quarter grew 18% from the prior year quarter to 26,034 Boe per day. Total production for the quarter after adjusting for divested assets was approximately 24,500 Boe per day. The Company’s average realized price for oil and natural gas, excluding the effect of commodity derivatives, was $76.43 per Bbl and $2.69 per Mcf, respectively.

Net income for the quarter was $17.5 million, or $0.13 per diluted share of common stock. Excluding non-cash and special items, Adjusted Net Income (non-GAAP) was $26.4 million for the quarter, or $0.20 per diluted share of common stock.

Adjusted EBITDAX (non-GAAP) for the quarter totaled $81.8 million, compared to $83.2 million for the prior year quarter. Cash flow from operating activities was $90.2 million, including $7.5 million in working capital changes. Operating Cash Flow (“OCF”) Before Working Capital Changes (non-GAAP) was $82.6 million. Costs incurred for development activities and property acquisition costs totaled $50.8 million and $27.5 million, respectively.

On December 21, 2023, Granite Ridge completed the sale of certain of its Permian Basin assets to Vital Energy, Inc. (NYSE: VTLE) (“Vital Energy”) for consideration of 561,752 shares of Vital Energy’s common stock and 541,155 shares of Vital Energy’s 2.0% cumulative mandatorily convertible preferred securities. The assets sold consisted of approximately 1,658 net acres and 45 gross (9.90 net) producing wells in the Permian Basin and contributed approximately 1,700 Boe per day of production to 2023 results.

Full Year 2023 Summary

Total production increased 23% to 24,311 Boe per day (47% oil), including a 14% increase in oil production to 11,404 Bbls per day and a 32% increase in natural gas production to 77,442 Mcf per day. Total production after adjusting for divested assets was approximately 22,600 Boe per day. The Company’s average realized price for oil and natural gas, excluding the effect of commodity derivatives, was $76.18 per Bbl and $2.72 per Mcf, respectively.

Net income was $81.1 million, or $0.61 per diluted share of common stock. Excluding non-cash and special items, Adjusted Net Income (non-GAAP) was $107.1 million, or $0.80 per diluted share of common stock.

Adjusted EBITDAX (non-GAAP) and cash flow from operating activities totaled $305.4 million and $302.9 million, respectively. OCF Before Working Capital Changes (non-GAAP) was $298.2 million. Costs incurred for development activities and property acquisition costs totaled $283.9 million and $79.0 million, respectively.

Operational Activity

The table below provides a summary of gross and net wells completed and put on production for the three months and year ended December 31, 2023:

	Three Months Ended December 31, 2023		Twelve Months Ended December 31, 2023
	Gross	Net	Gross	Net
Permian	38	2.70	123	13.26
Eagle Ford	6	1.60	24	5.84
Bakken	5	—	34	1.47
Haynesville	5	0.20	9	1.13
DJ	26	0.10	124	2.85
Total	80	4.60	314	24.55

On December 31, 2023, the Company had 212 gross (15.99 net) wells for which drilling was either in-progress or were pending completion.

2023 Proved Reserves

As of December 31, 2023, Granite Ridge’s estimated proved reserves totaled 53,472 MBoe, compared to 50,534 MBoe December 31, 2022. The Company’s proved reserves are approximately 51% oil and 49% natural gas. Proved developed reserves totaled 31,111 MBoe, or 58% of total proved reserves. The table below provides a summary of changes in total proved reserves for the year ended December 31, 2023, as well as the proved developed reserves balance at the beginning and end of the year.

	Oil (MBbl)	Natural Gas (MMcf)	MBoe
Proved developed and undeveloped reserves at December 31, 2022	25,494	150,239	50,534
Revisions of previous estimates	(3,928)	(16,401)	(6,662)
Extensions and discoveries	7,150	35,798	13,116
Divestiture of reserves	(1,338)	(5,253)	(2,213)
Acquisition of reserves	4,101	20,811	7,570
Production	(4,162)	(28,266)	(8,873)
Proved developed and undeveloped reserves at December 31, 2023	27,317	156,928	53,472

	Oil (MBbl)	Natural Gas (MMcf)	MBoe
Proved developed reserves:
December 31, 2022	15,714	91,034	30,886
December 31, 2023	14,972	96,833	31,111
Proved undeveloped reserves:
December 31, 2022	9,780	59,205	19,648
December 31, 2023	12,345	60,095	22,361

Costs Incurred

The tables below provide the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Property acquisition costs:
Proved	$9,365	$14,013	$36,824	$26,219
Unproved	18,172	2,320	42,225	22,973
Development costs	50,844	91,741	283,915	256,664
Total costs incurred for oil and natural gas properties	$78,381	$108,074	$362,964	$305,856

Commodity Derivatives Update

The Company’s commodity derivatives strategy is intended to manage its exposure to commodity price fluctuations. Please see the table under “Derivatives Information” below for detailed information about Granite Ridge’s current derivatives positions.

2024 Guidance

The Company is providing initial 2024 guidance and anticipates approximately 23,250 to 25,250 Boe per day of production for 2024, an increase of approximately 7% from 2023, after adjusting for the divestiture of assets to Vital Energy. 2023 average daily production from divested assets was approximately 1,700 Boe per day.

The following table summarizes the Company’s operational and financial guidance for 2024.

2024 Guidance
Annual production (Boe per day)	23,250 - 25,250
Oil as a % of sales volumes	47%

Acquisitions ($ in millions)	$35 - $35
Development capital expenditures ($ in millions)	$230 - $250
Total capital expenditures ($ in millions)	$265 - $285

Net wells placed on production	22 - 24

Lease operating expenses (per Boe)	$6.50 - $7.50
Production and ad valorem taxes (as a % of total sales)	7% - 8%
Cash general and administrative expense ($ in millions)	$23 - $26

Conference Call

Granite Ridge will host a conference call on March 8, 2024, at 10:00 AM CT (11:00 AM ET) to discuss its fourth quarter and full-year 2023 financial and operational results. A brief Q&A session for security analysts will immediately follow the discussion. The telephone number and passcode to access the conference call are provided below:

Dial-in: (888) 660-6093
Intl. dial-in: (929) 203-0844
Participant Passcode: 4127559

To access the live webcast visit Granite Ridge’s website at www.graniteridge.com. Alternatively, an audio replay will be available through March 22, 2024. To access the audio replay dial (800) 770-2030 and enter confirmation code 4127559.

Upcoming Investor Events

Granite Ridge management will also be participating in the following upcoming investor events:
•36th Annual ROTH Conference - March 18, 2024.
•Piper Sandler 24th Annual Energy Conference - March 19, 2024.
•2024 Louisiana Energy Conference - May 28, 2024.

Any investor presentations to be used for such events will be posted prior to the respective event on Granite Ridge’s website. Information on Granite Ridge’s website does not constitute a portion of, and is not incorporated by reference into this press release.

About Granite Ridge

Granite Ridge is a scaled, non-operated oil and gas exploration and production company. We own a portfolio of wells and top-tier acreage across the Permian and four other prolific unconventional basins across the United States. Rather than drill wells ourselves, we increase asset diversity and decrease overhead by investing in a smaller piece of a larger number of high-graded wells drilled by proven public and private operators. We create value by generating sustainable full-cycle risk adjusted returns for investors, offering a rewarding experience for our team, and delivering reliable energy solutions to all – safely and responsibly. For more information, visit Granite Ridge’s website at www.graniteridge.com.

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release regarding, without limitation, Granite Ridge’s 2024 outlook, financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the ability to recognize the anticipated benefits of the business combination, Granite Ridge’s financial performance following the business combination, changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities and potential or pending acquisition transactions, as well as the effects of such acquisitions on the Company’s cash position and levels of indebtedness, changes in reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of the Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, limited liquidity and trading of Granite Ridge’s securities, acts of war, terrorism or uncertainty regarding the effects and duration of global hostilities, including the Israel-Hamas conflict, the Russia-Ukraine war, continued instability in the Middle East, including from the Houthi rebels in Yemen, and any associated armed conflicts or related sanctions which may disrupt commodity prices and create instability in the financial markets, and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of world health events, such as the COVID-19 pandemic, affecting capital markets, general economic conditions, global supply chains and Granite Ridge’s business and operations, and increasing regulatory and investor emphasis on, and attention to, environmental, social and governance matters.

Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

Use of Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income, Adjusted EBITDAX, and OCF Before Working Capital Changes.

See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.

INVESTOR RELATIONS AND MEDIA CONTACT: IR@GraniteRidge.com – (214) 396-2850

Granite Ridge Resources, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,
(in thousands, except par value and share data)	2023	2022
ASSETS
Current assets:
Cash	$10,430	$50,833
Revenue receivable	72,934	72,287
Advances to operators	4,928	8,908
Prepaid and other expenses	1,716	4,203
Derivative assets - commodity derivatives	11,117	10,089
Equity investments	50,427	—
Total current assets	151,552	146,320
Property and equipment:
Oil and gas properties, successful efforts method	1,236,683	1,028,662
Accumulated depletion	(467,141)	(383,673)
Total property and equipment, net	769,542	644,989
Long-term assets:
Derivative assets - commodity derivatives	1,189	—
Other long-term assets	4,821	3,468
Total long-term assets	6,010	3,468
Total assets	$927,104	$794,777

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$60,875	$62,180
Other liabilities	1,204	1,523
Derivative liabilities - commodity derivatives	—	431
Total current liabilities	62,079	64,134
Long-term liabilities:
Long-term debt	110,000	—
Derivative liabilities - common stock warrants	—	11,902
Asset retirement obligations	9,391	4,745
Deferred tax liability	73,989	49,749
Total long-term liabilities	193,380	66,396
Total liabilities	255,459	130,530

Stockholders' Equity:
Common stock, $0.0001 par value, 431,000,000 shares authorized, 136,040,777 and 133,294,897 issued at December 31, 2023 and 2022, respectively	14	13
Additional paid-in capital	653,174	632,075
Retained earnings	54,782	32,388
Treasury stock, at cost, 5,677,627 and 25,920 shares at December 31, 2023 and 2022, respectively	(36,325)	(229)
Total stockholders' equity	671,645	664,247
Total liabilities and stockholders' equity	$927,104	$794,777

Granite Ridge Resources, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Revenues:
Oil and natural gas sales	$106,798	$116,335	$394,069	$497,417
Operating costs and expenses:
Lease operating expenses	15,408	14,420	60,521	44,678
Production and ad valorem taxes	7,897	9,848	27,707	30,619
Depletion and accretion expense	47,574	21,656	160,662	105,752
Other	(1,384)	—	176	—
Impairments of long-lived assets	26,496	—	26,496	—
General and administrative (including non-cash stock-based compensation of $349 and $2,162 for the three and twelve months ended December 31, 2023)	6,081	6,476	27,920	14,223
Total operating costs and expenses	102,072	52,400	303,482	195,272
Net operating income	4,726	63,935	90,587	302,145
Other income (expense):
Gain (loss) on derivatives - commodity derivatives	19,129	5,463	25,544	(25,324)
Interest expense	(2,409)	(285)	(5,315)	(1,989)
Gain (loss) on derivatives - common stock warrants	—	362	(5,742)	362
Gain on equity investments	508	—	508	—
Total other income (expense)	17,228	5,540	14,995	(26,951)
Income before income taxes	21,954	69,475	105,582	275,194
Income tax expense	4,415	12,850	24,483	12,850
Net income	$17,539	$56,625	$81,099	$262,344

Net income per share:
Basic	$0.13	$0.43	$0.61	$1.97
Diluted	$0.13	$0.43	$0.61	$1.97
Weighted-average number of shares outstanding:
Basic	132,105	132,920	133,093	132,923
Diluted	132,129	133,071	133,109	133,074

Granite Ridge Resources, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
(in thousands)	2023	2022
Operating activities:
Net income	$81,099	$262,344
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion and accretion expense	160,662	105,752
Impairments of long-lived assets	26,496	—
(Gain) loss on derivatives - commodity derivatives	(25,544)	25,324
Net cash receipts from (payments on) commodity derivatives	22,895	(42,437)
Stock-based compensation	2,162	—
Amortization of loan origination costs	1,260	159
(Gain) loss on derivatives - common stock warrants	5,742	(362)
Gain on equity investments	(508)	—
Deferred income taxes	24,274	12,850
Other	(313)	—
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Revenue receivable	(846)	(24,989)
Other receivable	103	—
Accrued expenses	4,550	9,838
Prepaid and other expenses	485	(2,095)
Other payable	350	5
Net cash provided by operating activities	302,867	346,389
Investing activities:
Capital expenditures for oil and natural gas properties	(282,390)	(185,497)
Acquisition of oil and natural gas properties	(76,810)	(49,191)
Deposit on acquisition	—	(1,899)
Refund of advances to operators	2,464	1,180
Proceeds from the disposal of oil and natural gas properties	60	4,845
Net cash used in investing activities	(356,676)	(230,562)
Financing activities:
Proceeds from borrowing on credit facilities	162,500	21,000
Repayments of borrowing on credit facilities	(52,500)	(72,100)
Deferred financing costs	(2,616)	(3,237)
Payment of expenses related to formation of Granite Ridge Resources, Inc.	(43)	(18,456)
Purchase of treasury shares	(35,353)	(216)
Payment of dividends	(58,587)	(10,664)
Proceeds from issuance of common stock	5	6,825
Net cash provided by (used in) financing activities	13,406	(76,848)
Net change in cash and restricted cash	(40,403)	38,979
Cash and restricted cash at beginning of year	51,133	12,154
Cash and restricted cash at end of year	$10,730	$51,133
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$(4,825)	$(2,286)
Cash paid during the year for income taxes	$(742)	$(98)
Supplemental disclosure of non-cash investing activities:
Oil and natural gas properties divested in exchange for equity securities	$49,920	$—
Oil and natural gas property development costs in accrued expenses	$(12,325)	$48,187
Advances to operators applied to development of oil and natural gas properties	$98,224	$103,535
Cash and restricted cash:
Cash	$10,430	$50,833
Restricted cash included in other long-term assets	300	300
Cash and restricted cash	$10,730	$51,133

Granite Ridge Resources, Inc.
Summary Production and Price Data
The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net Sales (in thousands):
Oil sales	$86,345	$87,074	$317,099	$338,163
Natural gas sales	20,453	29,261	76,970	159,254
Total revenues	106,798	116,335	394,069	497,417

Net Production:
Oil (MBbl)	1,130	1,045	4,162	3,656
Natural gas (MMcf)	7,592	5,891	28,266	21,351
Total (MBoe)(1)	2,395	2,027	8,873	7,215
Average Daily Production:
Oil (Bbl)	12,280	11,359	11,404	10,016
Natural gas (Mcf)	82,525	64,033	77,442	58,496
Total (Boe)(1)	26,034	22,031	24,311	19,765

Average Sales Prices:
Oil (per Bbl)	$76.43	$83.32	$76.18	$92.50
Effect of gain (loss) on settled oil derivatives on average price (per Bbl)	0.59	(0.51)	1.10	(6.48)
Oil net of settled oil derivatives (per Bbl) (2)	77.02	82.81	77.28	86.02

Natural gas sales (per Mcf)	2.69	4.97	2.72	7.46
Effect of gain (loss) on settled natural gas derivatives on average price (per Mcf)	0.45	(0.32)	0.65	(0.88)
Natural gas sales net of settled natural gas derivatives (per Mcf) (2)	3.14	4.65	3.37	6.58

Realized price on a Boe basis excluding settled commodity derivatives	44.60	57.39	44.41	68.94
Effect of gain (loss) on settled commodity derivatives on average price (per Boe)	1.70	(1.20)	2.58	(5.88)
Realized price on a Boe basis including settled commodity derivatives (2)	46.30	56.19	46.99	63.06

Operating Expenses (in thousands):
Lease operating expenses	$15,408	$14,420	$60,521	$44,678
Production and ad valorem taxes	7,897	9,848	27,707	30,619
Depletion and accretion expense	47,574	21,656	160,662	105,752
General and administrative	6,081	6,476	27,920	14,223
Costs and Expenses (per Boe):
Lease operating expenses	$6.43	$7.11	$6.82	$6.19
Production and ad valorem taxes	3.30	4.86	3.12	4.24
Depletion and accretion	19.87	10.68	18.11	14.66
General and administrative	2.54	3.19	3.15	1.97

Net Producing Wells at Period-End:	176.50	132.88	176.50	132.88
(1)Natural gas is converted to Boe using the ratio of one barrel of oil to six Mcf of natural gas.
(2)The presentation of realized prices including settled commodity derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in our consolidated statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Granite Ridge Resources, Inc.
Derivatives Information
The table below provides data associated with the Company’s derivatives at March 7, 2024, for the periods indicated:

	2024					2025
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total	Total
Collar (oil)
Volume (Bbl)	461,524	401,874	361,552	311,496	1,536,446	439,852
Weighted-average floor price ($/Bbl)	$64.22	$64.27	$64.32	$64.13	$64.24	$61.48
Weighted-average ceiling price ($/Bbl)	$84.99	$85.11	$85.24	$84.97	$85.07	$80.65
Swaps (oil)
Volume (Bbl)	62,000	48,000	39,000	32,000	181,000	—
Weighted-average price ($/Bbl)	$80.00	$80.00	$80.00	$80.00	$80.00	$—
Collar (natural gas)
Volume (Mcf)	3,856,000	—	—	1,615,000	5,471,000	2,156,000
Weighted-average floor price ($/Mcf)	$2.93	$—	$—	$3.57	$3.12	$3.57
Weighted-average ceiling price ($/Mcf)	$4.39	$—	$—	$5.37	$4.68	$5.37
Swaps (natural gas)
Volume (Mcf)	—	3,236,000	2,823,000	844,000	6,903,000	1,612,050
Weighted-average price ($/Mcf)	$—	$3.22	$3.22	$3.22	$3.22	$3.20

Granite Ridge Resources, Inc.
Supplemental Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Income to Adjusted EBITDAX
Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator.
The Company defines Adjusted EBITDAX as net income before depletion and accretion expense, (gain) loss on derivatives – commodity derivatives, net cash receipts from (payments on) commodity derivatives, interest expense, (gain) loss on derivatives – common stock warrants, non-cash stock-based compensation, warrant exchange transaction, income tax expense, impairment of long-lived assets, gain on equity investments and other. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.
The Company’s Adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered in isolation or as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and deletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, Adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net income to Adjusted EBITDAX for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Net income	$17,539	$56,625	$81,099	$262,344
Interest expense	2,409	285	5,315	1,989
Income tax expense	4,415	12,850	24,483	12,850
Other	(1,384)	—	176	—
Depletion and accretion expense	47,574	21,656	160,662	105,752
Non-cash stock-based compensation	349	—	2,162	—
Impairments of long-lived assets	26,496	—	26,496	—
Warrant exchange transaction costs	—	—	2,456	—
(Gain) loss on derivatives - commodity derivatives	(19,129)	(5,463)	(25,544)	25,324
Gain on equity investments	(508)	—	(508)	—
Net cash receipts from (payments on) commodity derivatives	4,065	(2,431)	22,895	(42,437)
(Gain) loss on derivatives - common stock warrants	—	(362)	5,742	(362)
Adjusted EBITDAX	$81,826	$83,160	$305,434	$365,460

Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow Before Working Capital Changes and to Free Cash Flow
The Company provides OCF Before Working Capital Changes, which is a non-GAAP financial measure. The Company defines OCF Before Working Capital Changes as net cash provided by operating activities as determined under GAAP excluding changes in operating assets and liabilities such as: changes in cash due to changes in operating assets and liabilities, revenue receivable, other receivable, accrued expenses, prepaid and other expenses and other payables. The Company believes OCF Before Working Capital Changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends.

Additionally, the Company provides Free Cash Flow, which is a non-GAAP financial measure. The Company defines Free Cash Flow as OCF Before Working Capital Changes minus development costs. The Company believes that Free Cash Flow is useful to investors as it provides measures to compare cash from operating activities and exploration and development costs across periods on a consistent basis.
These non-GAAP measures should not be considered in isolation or as alternatives to, or more meaningful than, net cash provided by operating activities as indicators of operating performance.
The following tables provide a reconciliation from the GAAP measure of net cash provided by operating activities to OCF Before Working Capital Changes and to Free Cash Flow:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$90,175	$95,032	$302,867	$346,389
Changes in cash due to changes in operating assets and liabilities:
Revenue receivable	(9,699)	(2,528)	846	24,989
Other receivable	(103)	—	(103)	—
Accrued expenses	(1,923)	(4,906)	(4,550)	(9,838)
Prepaid and other expenses	1,369	(4,608)	(485)	2,095
Other payable	2,815	(18)	(350)	(5)
Total working capital changes	(7,541)	(12,060)	(4,642)	17,241
Operating Cash Flow Before Working Capital Changes	82,634	82,972	298,225	363,630
Development costs	50,844	91,741	283,915	256,664
Free Cash Flow	$31,790	$(8,769)	$14,310	$106,966
Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings Per Share
The Company provides Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures. Adjusted Net Income and Adjusted Earnings Per Share represent earnings and diluted earnings per share determined under GAAP without regard to certain non-cash and nonrecurring items. The Company defines Adjusted Net Income as net income as determined under GAAP excluding impairments of long-lived assets, gain on disposal of oil and natural gas properties, (gain) loss on derivatives - commodity derivatives, net cash receipts from (payments on) commodity derivatives, gain (loss) on derivatives - common stock warrants, (gain) loss on equity investments, deferred finance cost amortization acceleration, warrant exchange transaction costs, tax impact on above adjustments and changes in deferred taxes and other estimates.

The Company defines Adjusted Earnings Per Share as Adjusted Net Income divided by weighted average number of diluted shares of common stock outstanding.

The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted Net Income and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for earnings or diluted earnings per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net income to Adjusted Net Income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share data)	2023	2022	2023	2022
Net income	$17,539	$56,625	$81,099	$262,344
Impairments of long-lived assets	26,496	—	26,496	—
(Gain) loss on derivatives - commodity derivatives	(19,129)	(5,463)	(25,544)	25,324
Net cash receipts from (payments on) commodity derivatives	4,065	(2,431)	22,895	(42,437)
(Gain) loss on derivatives - common stock warrants	—	(362)	5,742	(362)
(Gain) loss on equity investments	(508)	—	(508)	—
Deferred finance cost amortization acceleration	522	—	522	—
Warrant exchange transaction costs	—	—	2,456	—
Tax impact on above adjustments (a)	(2,610)	2,325	(7,309)	2,325
Changes in deferred taxes and other estimates	—	—	1,223	—
Adjusted net income	$26,375	$50,694	$107,072	$247,194

Earnings per diluted share - as reported	$0.13	$0.43	$0.61	$1.97
Impairments of long-lived assets	$0.20	$—	$0.20	$—
(Gain) loss on derivatives - commodity derivatives	$(0.14)	$(0.05)	$(0.20)	$0.19
Net cash receipts from (payments on) commodity derivatives	$0.03	$(0.02)	$0.17	$(0.32)
(Gain) loss on derivatives - common stock warrants	$—	$—	$0.04	$—
(Gain) loss on equity investments	$—	$—	$—	$—
Deferred finance cost amortization acceleration	$—	$—	$—	$—
Warrant exchange transaction costs	$—	$—	$0.02	$—
Tax impact on above adjustments (a)	$(0.02)	$0.02	$(0.05)	$0.02
Changes in deferred taxes and other estimates	$—	$—	$0.01	$—
Adjusted earnings per diluted share	$0.20	$0.38	$0.80	$1.86
Adjusted earnings per share:
Basic earnings	$0.20	$0.38	$0.80	$1.86
Diluted earnings	$0.20	$0.38	$0.80	$1.86
(a) Estimated using statutory tax rate in effect for the period.